Exhibit 99.1

KushCo Holdings Reports Fiscal Second Quarter 2021 Results

Revenue Increases 23% Sequentially to $32.9 Million, Driven By Higher Sales to Top MSOs, LPs, and Leading Brands

CYPRESS, Calif., — April 8, 2021 — KushCo Holdings, Inc. (OTCQX: KSHB) ("KushCo" or the "Company"), a premier provider of ancillary products and services to the legal cannabis and CBD industries, today reported financial results for its fiscal second quarter ended February 28, 2021.

Recent Operational and Financial Highlights

•Announced transformative merger with Greenlane Holdings (NASDAQ: GNLN), creating the leading ancillary cannabis company and house of brands.

•Raised $40 million in equity capital and used a portion of the proceeds to retire senior unsecured term debt.

•Achieved revenue of $32.9 million, or 23% sequential growth, in fiscal Q2 2021, driven by increased sales to the Company's top customers, including leading multi-state operators ("MSOs") and licensed producers ("LPs").

•Secured a long-term supply contract with a leading West Coast operator.

•Secured 38 supply contracts for the Company's stainless steel tanks as of April 2021, compared to 20+ as of January 2021.

Fiscal Second Quarter 2021 Financial Summary

•Net revenue increased 9% from the prior year period, and 23% from fiscal Q1 2021, to $32.9 million, primarily as a result of an increase in sales to the Company's MSO and LP customers, as part of the Company's continued strategy to align with the industry's leading operators.

•On a GAAP basis, gross profit was 20%, compared to (30%) in the prior year period. The increase in gross profit percentage is due primarily to the Company's restructuring initiatives, which led to prepaid inventory write-offs of $3.3 million and excess and obsolete (E&O) inventory charges of $11.9 million in fiscal Q2 2020.

•On a Non-GAAP basis, excluding the impact of certain non-recurring items, gross profit was approximately 23% (see note below regarding "About Non-GAAP Financial Measures" for further discussion of this and other non-GAAP measures included in this earnings release), compared to 22% in the prior year period.

•SG&A expenses were approximately $10.9 million, compared to $27.2 million in the prior year period. The decrease was driven by reductions in headcount, bad debt expense, consulting spend, and travel and entertainment expenses, as a result of the COVID-19 pandemic and the Company's implementation of a comprehensive strategic plan to right-size the organization and align it with the industry’s leading operators.

•On a Non-GAAP basis, Cash SG&A expenses (which exclude non-cash expenses, such as bad debt expense, stock-based compensation, depreciation, and amortization) were approximately $8.4 million, compared to $13.6 million in the prior year period.

•On a GAAP basis, net loss was approximately $5.0 million, compared to approximately $44.4 million in the prior year period. Basic loss per share was $0.04 compared to $0.40 in the prior year period.

Exhibit 99.1
•On a Non-GAAP basis, excluding the impact of certain non-recurring charges and gains, net loss for the quarter was $3.1 million, or $0.02 per share, compared to a net loss of $17.5 million, or $0.16 per basic share, in the prior year period.

•Adjusted EBITDA totaled ($0.7) million compared to approximately ($14.8) million in the prior year period. The improvement in adjusted EBITDA was driven by the aforementioned cost reductions.

•Cash was approximately $35.0 million as of February 28, 2021, compared to approximately $10.5 million as of August 31, 2020 and $5.7 million as of November 30, 2020. The sequential increase in cash was driven by the Company's $40 million equity raise.

Management Commentary
Nick Kovacevich, KushCo’s Co-founder, Chairman and Chief Executive Officer, commented: "We are thrilled to have not only achieved meaningful sequential revenue growth in fiscal Q2 2021, but more importantly, to return to generating robust year-over-year revenue growth, as we make further progress on our strategy of aligning deeper with the top MSOs, LPs, and leading brands. In fact, our top 25 customers together made up 77% of our total revenue for the quarter, up from 61% in the prior year period, demonstrating our success in deepening our relationships with these elite customers who are continuing to rapidly scale and consolidate the industry.

"During the quarter, we secured another long-term supply contract with a leading operator, and continued to build momentum in securing contracts for our stainless steel tanks with 38 total contracts executed as of April 2021, compared to just above 20 contracts at the start of the year. In addition, we are starting to recognize meaningful revenue from our custom packaging projects, as these products come online after months of collaboration with our customers to enhance their brand and differentiate their offering.

"Revenue for fiscal Q2 2021 would have been even higher than $32.9 million, but we did continue to experience the temporary and uncontrollable shipping delays we experienced in fiscal Q1, due primarily to record shipments to U.S. ports and COVID-19 restrictions. As a reminder, these delays have impacted virtually all importers of goods, and continued to increase freight costs, putting pressure on our gross margins. Fortunately, we are starting to see the delays slowly clear up. In the meantime, we are doing the best we can to preserve margins while still getting products to our customers on time. Cash SG&A for the quarter increased due to higher professional fees and costs related to opening our new California warehouse, which represents the last major leg of our warehouse consolidation strategy that we expect will generate more than $1 million in annual cost savings. Overall, we are very pleased with our progress and growth during the quarter, despite these temporary challenges.

"Looking ahead, we remain encouraged by the rapid pace of new states legalizing cannabis, as seen earlier this year by Virginia, and more recently, New York. These catalysts, along with meaningful momentum for cannabis reform at the federal level, coincide nicely with our anticipated strategic merger with Greenlane, which once closed, will position us well to capitalize on macro tailwinds through our enhanced scale, differentiated customer offering, and significant cross-selling opportunities. Due to the pending merger, which we expect to close in late second quarter or early third quarter of calendar 2021, we are retracting our net revenue and adjusted EBITDA guidance for fiscal 2021. That being said, we could not be more excited for the attractive opportunities that lie ahead, as we join forces with another industry pioneer to create the leading ancillary cannabis products and services company."

Fiscal 2021 Financial Outlook

As a result of the pending merger between KushCo and Greenlane, which is expected to close in late second quarter or early third quarter of calendar 2021, the Company is retracting its net revenue guidance for fiscal 2021 of between $130 million to $160 million, originally issued on January 11, 2021. The Company is also retracting its expectation for adjusted EBITDA for the fiscal year to be between $5.0 million and $7.0 million.

Conference Call Information

The company will host a conference call on Thursday, April 8, 2021 at 4:30 PM Eastern Time.

Date: Thursday, April 8, 2021
Time: 4:30 p.m. Eastern time (1:30 p.m. Pacific time)
Toll-free Number: 1-877-407-9124
International Number: 1-201-689-8584
Webcast Link: Here

Exhibit 99.1
KushCo management will host the conference call and presentation followed by a question and answer session. The call will be webcast with an accompanying slide deck, which can be accessed by visiting the Financial Results page of the Company’s investor relations website.

All interested parties are invited to listen to the live conference call and presentation by dialing the number above or by clicking the webcast link available on the Financial Results page of the Company’s investor relations website.

Please visit the website at least 15 minutes prior to the call to register, download, and install any necessary audio software. An operator will register your name and organization. If you have any difficulty connecting with the conference call or webcast, please contact KushCo’s investor relations at ir@kushco.com or 714-539-7653.

A replay of the call will be available on the Financial Results page of the Company’s investor relations website approximately two hours after the conference call has ended.

About KushCo Holdings, Inc.

KushCo Holdings, Inc. (OTCQX: KSHB) (www.kushco.com) is a premier provider of ancillary products and services to the legal cannabis and CBD industries. KushCo Holdings' subsidiaries and brands provide product quality, exceptional customer service, compliance knowledge and a local presence in serving its diverse customer base, which consists of leading multi-state operators (MSOs), licensed producers (LPs), and brands.

Founded in 2010, KushCo Holdings has now sold more than 1 billion units to growers, brand owners, processors and producers across North America, South America, and Europe, specializing in child-resistant compatible and fully customizable packaging, exclusive vape hardware and technology, and complementary solvents and natural products.

As a pioneer in the industry, KushCo continues to work to create a positive impact on the environment, society, and community through CSR and ESG initiatives, such as: offering sustainable and compostable packaging; donating PPE supplies to healthcare workers on the frontline fighting the COVID-19 pandemic; partnering with organizations such as Mission Green to offer social equity programs for industry inclusion; being one of the first in the industry to award paid time-off for all employees on November 3, 2020 (“Election Day”); and working to incorporate industry-leading corporate governance practices and a more diverse board makeup.

For more information on KushCo’s commitment to CSR and ESG initiatives, please visit the Company’s #KushCares page at www.kushco.com/kushcares.

KushCo has been featured in media nationwide, including CNBC, Fox News, Yahoo Finance, Cheddar, Los Angeles Times, TheStreet.com, and Entrepreneur, Inc Magazine. For more information, visit www.kushco.com or call (888) 920-5874.

About Non-GAAP Financial Measures
This press release and the accompanying tables include certain non-GAAP (Generally Accepted Accounting Principles) financial measures. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures do not reflect a comprehensive system of accounting, differ from GAAP measures with the same names and may differ from non-GAAP financial measures with the same or similar names that are used by other companies. The Company computes non-GAAP financial measures using the same consistent method from quarter to quarter and year to year. The Company may consider whether other significant items that arise in the future should be excluded from the non-GAAP financial measures. The Company believes that these non-GAAP financial measures provide meaningful supplemental information regarding the Company's operating results primarily because they exclude amounts that are not considered part of ongoing operating results when planning and forecasting and when assessing the performance of the organization. In addition, the Company believes that non-GAAP financial information is used by analysts and others in the investment community to analyze the Company's historical results and in providing estimates of future performance and that failure to report these non-GAAP measures could result in confusion among analysts and others and create a misplaced perception that the Company's results have underperformed or exceeded expectations. For a description of these non-GAAP financial measures and reconciliation of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP, please see the accompanying table titled "Reconciliation of GAAP to Non-GAAP Financial Measures".

Exhibit 99.1
Forward-Looking Statements
This press release includes predictions, estimates and other information that may be considered forward-looking within the meaning of applicable securities laws, including statements related to our ability to consummate the proposed merger with Greenlane and to recognize the anticipated benefits from the proposed merger. While these forward-looking statements represent the Company's current judgments, they are subject to risks and uncertainties that could cause actual results to differ materially, including the (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement with Greenlane; (2) the outcome of any legal proceedings that may be instituted against the parties and others following announcement of the merger agreement; (3) the inability to consummation the merger due to the failure to obtain the requisite stockholder approvals or the failure to satisfy other conditions to completion of the merger; (4) risks that the proposed merger disrupts current plans and operations of the Company and/or Greenlane; (5) the ability to recognize the anticipated benefits of the merger; and (6) the amount of the costs, fees, expenses and charges related to the merger. You are cautioned not to place undue reliance on these forward-looking statements, which reflect the opinions of the Company's management only as of the date of this release. Please keep in mind that the Company is not obligating itself to revise or publicly release the results of any revision to these forward-looking statements in light of new information or future events. When used herein, words such as: "potential," "look forward," "expect," “anticipate,” “project,” “should,” "believe," or variations of such words and similar expressions are intended to identify forward-looking statements. Other factors that could cause actual results to differ materially from those contemplated in any forward- looking statements made by the Company herein are discussed in the Company’s filings with the United States Securities and Exchange Commission (SEC), which are available at: www.sec.gov, and on the Company's website, at: www.kushco.com.
Important Information for Investors and Stockholders

In connection with the proposed merger, Greenlane expects to file with the SEC a registration statement on Form S-4 that will include a joint proxy statement of Greenlane and KushCo that also constitutes a prospectus of Greenlane, which joint proxy statement will be mailed or otherwise disseminated to Greenlane’s and KushCo’s respective stockholders when it becomes available. Greenlane and KushCo also plan to file other relevant documents with the SEC regarding the proposed merger. STOCKHOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Investors and security holders may obtain free copies of the registration statement and the joint proxy statement/prospectus (if and when it becomes available) and other relevant documents filed by Greenlane and KushCo with the SEC at the SEC’s website at www.sec.gov. Copies of the documents filed by the companies will be available free of charge on their respective websites at www.gnln.com and www.kushco.com.
Participants in Solicitation

This communication is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the potential merger. Greenlane, KushCo and their respective directors and executive officers may be considered participants in the solicitation of proxies in connection with the proposed merger. Information about the directors and executive officers of Greenlane is set forth in its proxy statement for its 2020 annual meeting of stockholders, which was filed with the SEC on April 24, 2020. Information about the directors and executive officers of KushCo is set forth in its proxy statement for its 2021 annual meeting of stockholders, which was filed with the SEC on December 28, 2020. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.
No Offer or Solicitation

This communication is not intended to and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote of approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Exhibit 99.1
KushCo Holdings Contact

Investor Contact:
Najim Mostamand, CFA
Director of Investor Relations
714-539-7653
ir@kushco.com

Exhibit 99.1

KUSHCO HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	February 28, 2021	February 29, 2020	February 28, 2021	February 29, 2020
Net revenue	$32,884	$30,143	$59,645	$65,105
Cost of goods sold	26,443	39,051	47,465	66,742
Gross profit	6,441	(8,908)	12,180	(1,637)

Operating expenses:
Selling, general and administrative	10,941	27,183	19,753	48,258
Restructuring costs	286	7,301	294	7,301
Total operating expenses	11,227	34,484	20,047	55,559
Loss from operations	(4,786)	(43,392)	(7,867)	(57,196)

Other income (expense):
Change in fair value of warrant liability	(933)	1,391	(1,116)	4,595
Change in fair value of equity investment	1,075	(696)	2,326	(1,091)
Interest expense	(1,558)	(1,619)	(3,104)	(3,107)
Loss on extinguishment of debt	(447)	—	(1,324)	—
Other income (expense), net	1,607	(59)	1,593	(82)
Total other income (expense)	(256)	(983)	(1,625)	315
Loss before income taxes	(5,042)	(44,375)	(9,492)	(56,881)
Income tax expense	—	—	—	—
Net loss	$(5,042)	$(44,375)	$(9,492)	$(56,881)

Net loss per share:
Basic net loss per common share	$(0.04)	$(0.40)	$(0.07)	$(0.54)
Diluted net loss per common share	$(0.04)	$(0.40)	$(0.07)	$(0.54)

Basic weighted average number of common shares outstanding	134,012	110,008	130,588	105,823
Diluted weighted average number of common shares outstanding	134,012	110,008	130,588	105,823

Exhibit 99.1

KUSHCO HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	February 28, 2021	August 31, 2020
ASSETS
Current assets:
Cash	$34,962	$10,476
Accounts receivable, net	10,449	9,427
Inventory, net	50,846	28,049
Prepaid expenses and other current assets	12,075	9,054
Total current assets	108,332	57,006

Goodwill	52,267	52,267
Intangible assets, net	743	1,000
Property and equipment, net	8,381	8,801
Other assets	14,550	8,582
Total Assets	$184,273	$127,656
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$10,767	$4,282
Customer deposits	4,099	3,188
Accrued expenses and other current liabilities	8,130	8,195
Current portion of notes payable	16,185	20,692
Line of credit	9,931	—
Total current liabilities	49,112	36,357

Long-term liabilities:
Warrant liability	1,481	365
Other non-current liabilities	7,684	4,205
Total long-term liabilities	9,165	4,570
Total liabilities	58,277	40,927

Commitments and contingencies (Note 11)

Stockholders' equity
Preferred stock, $0.001 par value, 10,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.001 par value, 265,000 shares authorized, 158,763 and 125,708 shares issued and outstanding as of February 28, 2021 and August 31, 2020, respectively	159	126
Additional paid-in capital	275,979	227,253
Accumulated deficit	(150,142)	(140,650)
Total stockholders' equity	125,996	86,729
Total liabilities and stockholders' equity	$184,273	$127,656

Exhibit 99.1

KUSHCO HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share amounts)
(Unaudited)

	For the Three Months Ended				For the Six Months Ended
	February 28, 2021		February 29, 2020		February 28, 2021		February 29, 2020
Net revenue	$32,884		$30,143		$59,645		$65,105
China tariff surcharge	(3,251)		(2,705)		(5,683)		(5,629)
Non-GAAP Net revenue	$29,633		$27,438		$53,962		$59,476

GAAP Gross Profit	$6,441	20%	$(8,908)	(30)%	$12,180	20%	$(1,637)	(3)%
Adjusted for China tariff impact, net	415		(330)		597		(373)
Restructuring - excess and obsolete inventory	—		11,879		—		11,879
Purchase order cancellation charges	—		3,327		—		3,327
Non-GAAP Gross Profit	$6,856	23%	$5,968	22%	$12,777	24%	$13,196	22%

GAAP Net loss	$(5,042)		$(44,375)		$(9,492)		$(56,881)
Adjusted for China tariff impact, net	415		(330)		597		(373)
Non-recurring litigation and consulting costs	670		1,970		885		2,829
Stock-based compensation	2,097		3,427		4,457		8,089
Restructuring costs	286		7,301		294		7,301
PPP loan forgiveness	(1,900)		—		(1,900)		—
Restructuring - excess and obsolete inventory	—		11,879		—		11,879
Purchase order cancellation charges	—		3,327		—		3,327
Severance costs	—		—		—		623
Foreign exchange loss	23		—		28		—
Loss on extinguishment of debt	447		—		1,324		—
Change in fair value of warrant liability	933		(1,391)		1,116		(4,595)
Change in fair value of equity investment	(1,075)		696		(2,326)		1,091
Non-GAAP Net loss	$(3,146)		$(17,496)		$(5,017)		$(26,710)
Non-GAAP Net loss per share – basic and diluted	$(0.02)		$(0.16)		$(0.04)		$(0.25)
Weighted-average common shares – basic and diluted	134,012		110,008		130,588		105,823

Non-GAAP Net loss	$(3,146)		$(17,496)		$(5,017)		$(26,710)
Depreciation and amortization expense	849		1,070		1,694		2,032
Interest expense	1,558		1,619		3,104		3,107
Adjusted EBITDA	$(739)		$(14,807)		$(219)		$(21,571)